EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2003, with respect to the financial statements of AbilityOne Products Corp. included in Patterson Dental Company’s Current Report on Form 8-K dated September 12, 2003.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

June 2, 2004